Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JULY COMPARABLE

STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (August 4, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $191.0 million for the four weeks ended July 30, 2011 compared to $167.9 million for the four weeks ended July 31, 2010, a 13.8% increase. Comparable store sales increased 15.6% for the month.

For the second quarter ended July 30, 2011, owned sales totaled $658.1 million compared to $583.3 million for the prior year second quarter ended July 31, 2010, a 12.8% increase. Comparable store sales increased 15.5% for the quarter.

On a year-to-date basis, for the six months ended July 30, 2011, owned sales totaled $1,371.8 million compared to $1,240.2 million for the prior year six months ended July 31, 2010, a 10.6% increase. Comparable store sales increased 12.7% for the six months.

For July, the strongest categories at Saks Fifth Avenue stores included women’s apparel, women’s shoes, men’s apparel, and men’s accessories. Saks Direct performed well during the month.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 58 Saks OFF 5TH stores, and saks.com.

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